December 2015 Preliminary Pricing Supplement No. 721 Registration Statement No. 333-200365 Dated December 17, 2015 Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. and International Equities

Fixed Income Buffered Securities due April 17, 2017

Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI EAFE ETF

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley and have the terms described in the accompanying prospectus supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of any principal. The securities will pay a fixed monthly coupon (including at maturity) at the rate specified below. At maturity, if the final level of each of the Russell 2000® Index and the iShares® MSCI EAFE ETF, which we refer to as the underlyings, is greater than or equal to 80% of its respective initial level, meaning that neither of the underlyings has declined by an amount greater than the buffer amount of 20%, investors will receive the stated principal amount of the securities. However, if the final level of either of the underlyings is less than 80% of its initial level, meaning that either of the underlyings has declined by an amount greater than the buffer amount of 20%, investors will lose 1.25% of the principal amount for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%. Under these circumstances, the payment at maturity will be less, and possibly significantly less, than the stated principal amount of the securities and could be zero. There is no minimum payment at maturity on the securities. Accordingly, investors in the securities may lose their entire initial investment in the securities. Because payments on the securities are based on the worst performing of the underlyings, a decline beyond the buffer amount of either of the underlyings will result in a loss of your investment, even if the other underlying has appreciated or has not declined as much. Investors will not participate in any appreciation of the underlyings. These securities are for investors who are willing to risk their principal in exchange for the limited protection against loss and the opportunity to earn interest at a potentially above-market rate. The securities are notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.

All payments are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley
Underlyings:	Russell 2000® Index (the “RTY Index”) and iShares® MSCI EAFE ETF (the “EFA Shares”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	December 17, 2015
Original issue date:	December 22, 2015 (3 business days after the pricing date)
Determination date:	April 11, 2017, subject to adjustment for non-index business days, non-trading days and certain market disruption events
Maturity date:	April 17, 2017
Monthly coupon:	A fixed monthly coupon at an annual rate of 5.62% (corresponding to approximately $4.6833 per month per security) is paid on each coupon payment date.
Coupon payment dates:	Monthly, on the 17th calendar day of each month, beginning January 17, 2016; provided that if any such day is not a business day, that monthly coupon will be paid on the next succeeding business day, and no adjustment will be made to any monthly coupon payment made on that succeeding business day; provided further that the final monthly coupon will be paid on the maturity date
Buffer amount:

20%. As a result of the buffer amount of 20%, the closing level at or above which each of the underlyings must close on the determination date so that you are not exposed to the negative performance of the worst performing underlying at maturity is:

With respect to the RTY Index: 919.179, which is approximately 80% of its initial level

With respect to the EFA Shares: $47.784, which is 80% of its initial level

Downside factor:	1.25
Payment at maturity:

At maturity, in addition to the final monthly coupon payment, investors will receive a payment at maturity determined as follows:

If the final level of each of the underlyings is greater than or equal to 80% of its respective initial level, meaning the final level of each of the underlyings has increased, remained unchanged, or decreased by an amount less than or equal to the buffer amount of 20% from its respective initial level:

the stated principal amount of $1,000.00 per security

If the final level of either of the underlyings is less than 80% of its respective initial level, meaning the final level of either of the underlyings has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

$1,000 + [$1,000 x (underlying percent change of the worst performing underlying + 20%) x downside factor]

Under these circumstances, the payment at maturity will be less, and possibly significantly less, than the stated principal amount of the securities and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly-owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $985.40 per security, or within $10.00 of that estimate. See “Investment Overview” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(2)	Proceeds to issuer(2)
Per security	$1,000.00	$0.00	$1,000.00
Total	$	$	$
(1)	See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(2)	See “Use of proceeds and hedging” on page 28.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

Prospectus Supplement dated November 19, 2014           Index Supplement dated November 19, 2014             Prospectus dated November 19, 2014

Fixed Income Buffered Securities due April 17, 2017
Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI EAFE ETF
Principal at Risk Securities

Terms continued from previous page:
Initial level:

With respect to the RTY Index: 1,148.974, which is its index closing value for such underlying on December 16, 2015

With respect to the EFA Shares: $59.73, which is its closing price for such underlying on December 16, 2015

Final level:

With respect to the RTY Index, the index closing value of the RTY Index on the determination date

With respect to the EFA Shares, the closing price of one EFA Share on the determination date times the adjustment factor on such date

Adjustment factor:	With respect to the EFA Shares, 1.0, subject to adjustment in the event of certain events affecting such EFA Shares
Worst performing underlyings:	The underlyings with the larger percentage decrease from the respective initial level to the respective final level
Underlying percent change:	(final level – initial level) / initial level
CUSIP / ISIN:	61761JS91 / US61761JS915
Listing:	The securities will not be listed on any securities exchange.

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Principal at Risk Securities

Investment Overview

Fixed Income Buffered Securities

Principal at Risk Securities

Fixed Income Buffered Securities due April 17, 2017 Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI EAFE ETF (the “securities”) do not guarantee the repayment of any principal. The securities will pay a fixed monthly coupon (including at maturity) at the rate specified below. At maturity, if the final level of each of the Russell 2000® Index and the iShares® MSCI EAFE ETF, which we refer to as the underlyings, is greater than or equal to 80% of its respective initial level, meaning that neither of the underlyings has declined by an amount greater than the buffer amount of 20%, investors will receive the stated principal amount of the securities. However, if the final level of either of the underlyings is less than 80% of its respective initial level, meaning that either of the underlyings has declined by an amount greater than the buffer amount of 20%, investors will lose 1.25% of the principal amount for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%. Under these circumstances, the payment at maturity will be less, and possibly significantly less, than the stated principal amount of the securities and could be zero. There is no minimum payment at maturity on the securities. Accordingly, investors in the securities may lose their entire initial investment in the securities.

Maturity:	Approximately 1 year and 4 months
Monthly coupon:	A fixed monthly coupon at an annual rate of 5.62% (corresponding to approximately $4.6833 per month per security) is paid on each coupon payment date.
Payment at maturity:

At maturity, in addition to the final monthly coupon, investors will receive a payment at maturity determined as follows:

If the final level of each of the underlyings is greater than or equal to 80% of its respective initial level, meaning the final level of each of the underlyings has increased, remained unchanged, or decreased by an amount less than or equal to the buffer amount of 20% from its respective initial level:

the stated principal amount of $1,000 per security

If the final level of either of the underlyings is less than 80% of its respective initial level, meaning the final level of either of the underlyings has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

$1,000 + [$1,000 x (underlying percent change of the worst performing underlying + 20%) x downside factor]

Under these circumstances, the payment at maturity will be less, and possibly significantly less, than the stated principal amount of the securities and could be zero.

We are using this preliminary pricing supplement to solicit from you an offer to purchase the securities. You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the relevant agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any material changes to the terms of the securities, we will notify you.

Morgan Stanley clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

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Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $985.40, or within $10.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the monthly coupon rate, the buffer amount and the downside factor, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

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Principal at Risk Securities

Key Investment Rationale

The securities do not guarantee the repayment of principal and will pay a fixed monthly coupon (including at maturity) at the rate specified herein. These securities are for investors who are willing to risk their principal based on the performance of the worst performing underlying, and who are willing to forgo the opportunity to participate in any appreciation of the underlyings in exchange for the opportunity to earn interest at a potentially above-market rate. The following scenarios are for illustration purposes only to demonstrate how the payment at maturity is calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the payment at maturity may be less, and possibly significantly less, than the stated principal amount and could be zero.

Monthly coupon:	The securities will pay a fixed monthly coupon at an annual rate of 5.62% (corresponding to approximately $4.6833 per month per security) on each coupon payment date.
Scenario 1: Investors receive principal back at maturity.	At maturity, each of the underlyings closes at or above 80% of its initial level, and investors receive, in addition to the final monthly coupon payment, the stated principal amount. Investors will not participate in any appreciation of the underlyings, and the return on the securities will be limited to the monthly coupons that are paid on the securities.
Scenario 2: Investors suffer a loss of principal at maturity.

At maturity, one or both of the underlyings have decreased by more than the buffer amount of 20% from the respective initial level(s). In this scenario, investors will receive the final monthly coupon payment, but will lose 1.25% of principal for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%. The payment at maturity will be less, and possibly significantly less, than the stated principal amount and could be zero.

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Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity. The following examples are for illustrative purposes only. You will receive a fixed monthly coupon (including at maturity) at a rate of 5.62% per annum regardless of the performance of the underlyings. The amount you will receive at maturity will be determined by reference to the final level of each of the underlyings on the determination date. The actual initial level for each of the underlyings is set forth on page 2 of this document. All payments on the securities are subject to the credit risk of Morgan Stanley. The below examples are based on the following terms:

Monthly Coupon:	A fixed monthly coupon at an annual rate of 5.62% (corresponding to approximately $4.6833 per month per security) is paid on the coupon payment dates.*
Payment at Maturity:

If the final level of each of the underlyings is greater than or equal to 80% of its respective initial level, meaning the final level of each of the underlyings has increased, remained unchanged, or decreased by an amount less than or equal to the buffer amount of 20% from its respective initial level:

the stated principal amount of $1,000 per security

If the final level of either of the underlyings is less than 80% of its respective initial level, meaning the final level of either of the underlyings has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

$1,000 + [$1,000 x (underlying percent change of the worst performing underlying + 20%) x downside factor]

Stated Principal Amount:	$1,000
Hypothetical Initial Level:	With respect to the RTY Index: $1,100 With respect to the EFA Shares: $65
Buffer Amount:	With respect to each of the underlyings, 20%
Downside Factor:	1.25

* The actual monthly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 basis.

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Principal at Risk Securities

How to calculate the payment at maturity:

	Final Level		Underlying Percent Change		Payment at Maturity (in addition to the final monthly coupon payment)
	RTY Index	EFA Shares	RTY Index	EFA Shares
Example 1:	$1,150 (at or above 80% of the initial level)	$62 (at or above 80% of the initial level)	N/A	N/A	$1,000.00 (the stated principal amount)
Example 2:	$770 (below 80% of the initial level)	$58.50 (at or above 80% of the initial level)	(770 – 1,100) / 1,100 = -30%	N/A

$875.00, calculated as follows:

$1,000 + [$1,000 x (underlying percent change of the worst performing underlying + 20%) x downside factor]
= $1,000 + [$1,000 x (-30% + 20%) x 1.25]
= $1,000 + ($1,000 x -10% x 1.25) = $875.00

Example 3:	$962.50 (at or above 80% of the initial level)	$39 (below 80% of the initial level)	N/A	($39 – $65) / $65 = -40%	$750.00, calculated as follows: = $1,000 + [$1,000 x (-40% + 20%) x 1.25] = $1,000 + ($1,000 x -20% x 1.25) = $750.00
Example 4:	$440 (below 80% of the initial level)	$13 (below 80% of the initial level)	(440 – 1,100) / 1,100 = -60%	($13 – $65) / $65 = -80%	$250.00, calculated as follows: = $1,000 + [$1,000 x (-80% + 20%) x 1.25] = $1,000 + ($1,000 x -60% x 1.25) = $250.00
Example 5:	$385.00 (below 80% of the initial level)	$48.75 (below 80% of the initial level)	(385.00 – 1,100) / 1,100 = -65%	($48.75 – $65) / $65 = -25%	$437.50, calculated as follows: = $1,000 + [$1,000 x (-65% + 20%) x 1.25] = $1,000 + ($1,000 x -45% x 1.25) = $437.50

In example 1, the final levels of both the RTY Index and the EFA Shares are at or above 80% of their respective initial levels. Therefore, investors receive at maturity the stated principal amount of the securities and the final monthly coupon.

In examples 2 and 3, the final level of one of the underlyings is at or above 80% of its respective initial level but the final level of the other underlyings is below 80% of its respective initial level. Therefore, at maturity, investors receive the final monthly coupon, but will lose 1.25% of principal for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%.

Similarly, in examples 4 and 5, the final level of each of the underlyings is below 80% of its respective initial level. Therefore, at maturity, investors receive the final monthly coupon, but will lose 1.25% of principal for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%.

In example 4, the RTY Index have declined 60% from its initial level to its final level, while the EFA Shares have declined 80% from its initial level to its final level. Therefore, investors receive the final monthly coupon and a payment at maturity calculated based on the underlying percent change of the EFA Shares, which is the worst performing underlyings in this example. Investors will lose 1.25% of principal for every 1% decline in the final level of the EFA shares from its initial level beyond the buffer amount of 20%.

In example 5, the RTY Index have declined 65% from its initial level to its final level, while the EFA Shares have declined 25% from its initial level to its final level. Therefore, investors receive the final monthly coupon and a payment at maturity calculated based on the underlying percent change of the RTY Index, which is the worst performing underlyings in this example. Investors will lose 1.25% of principal for every 1% decline in the final level of the RTY Index from its initial level beyond the buffer amount of 20%.

If the final level of EITHER of the underlyings has declined from its initial level by an amount greater than the buffer amount, your payment at maturity will be less, and possibly significantly less, than the stated principal amount and could be zero.

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Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers before you invest in the securities.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the stated principal amount at maturity. Instead, if the final level of either of the underlyings is less than 80% of its respective initial level, meaning the final level of either of the underlyings has decreased by more than the buffer amount of 20% from its respective initial level, you will lose 1.25% of your principal for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%. Under this scenario, the value of the payment at maturity will be less, and could be significantly less, than the stated principal amount and could be zero.

▪	You are exposed to the price risk of both of the underlyings. Your return on the securities is not linked to a basket consisting of both of the underlyings. Rather, it will be contingent upon the independent performance of each of the underlyings. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both of the underlyings. Poor performance by either of the underlyings over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. If the final level of either of the underlyings is less than 80% of its respective initial level, investors will lose 1.25% of principal for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%, even if the other underlying has appreciated. Under this scenario, the value of any such payment will be less, and possibly significantly less, than the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of both of the underlyings.

▪	Because the securities are linked to the performance of the worst performing underlying, you are exposed to greater risks of sustaining a loss on your investment than if the securities were linked to just one of the underlyings. The risk that you will suffer a loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one of the underlyings. With two underlyings, it is more likely that the final level of either of the underlyings will be less than 80% of its respective initial level, than if the securities were linked to only one of the underlyings. Therefore, it is more likely that you will suffer a loss on your investment.

▪	Investors will not participate in any appreciation of the underlyings. Investors will not participate in any appreciation of the underlyings, and the return on the securities will be limited to the fixed monthly coupons paid during the term of the securities.

▪	The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities at maturity or on any coupon payment date, and therefore you are subject to the credit risk of Morgan Stanley. The securities are not guaranteed by any other entity. If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness. Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

▪	The securities are linked to the RTY Index and are therefore subject to risks associated with small-capitalization companies. The RTY Index seek investment results that correspond generally to the price and yield performance of the Russell 2000® Index. The Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than that of indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable

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Principal at Risk Securities

than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪	There are risks associated with investments in securities linked to the value of foreign equity securities. The price of the EFA Shares tracks the performance of the MSCI EAFE IndexSM (the “EAFE Index”), which measures the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

▪	The securities are subject to currency exchange risk. Because the price of the EFA Shares tracks the performance of the MSCI EAFE IndexSM, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each security. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the EFA Shares, the price of the EFA Shares will be adversely affected and the payment at maturity on the securities may be reduced.

Of particular importance to potentially currency exchange risk are:

o	existing and expected rates of inflation;

o	existing and expected interest rate levels;

o	the balance of payments; and

o	the extent of governmental surpluses or deficits in the countries represented in the MSCI EAFE IndexSM and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the MSCI EAFE IndexSM and the United States and other countries important to international trade and finance.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the levels of the underlyings on any day will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of the underlyings and the stocks constituting the RTY Index or the EAFE Index,

o	dividend rates on the stocks constituting the RTY Index or the EAFE Index,

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Principal at Risk Securities

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings or equity markets generally and which may affect the levels of the underlyings,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the occurrence of certain events affecting the underlyings that may or may not require an adjustment to the adjustment factor,

o	the exchange rates of the U.S. dollar relative to the currencies in which the stocks constituting the the RTY Index or the EAFE Index trade, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if the level of either of the underlyings has closed near or below 80% of its respective initial level, the market value of the securities is expected to decrease substantially and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of either of the underlyings based on its historical performance. The final level of one or both of the underlyings may be less than 80% of its respective initial level, resulting in a loss of 1.25% of principal for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%. There can be no assurance that the final levels of both of the underlyings will be equal to or greater than 80% of their respective initial levels on the determination date so that you do not suffer a loss on your initial investment in the securities. See “Russell 2000® Index Overview” and “iShares® MSCI EAFE ETF Overview” below.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the EFA Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the EFA Shares. However, the calculation agent will not make an adjustment for every event that could affect the EFA Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securites may be materially and adversely affected.

▪	Not equivalent to investing in the RTY Index or the stocks composing the EAFE Index. Investing in the securities is not equivalent to investing in the stocks that constitute the RTY Index or the EAFE Index. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the RTY Index or the EAFE Index.

▪	The amount payable on the securities is not linked to the levels of the underlyings at any time other than the determination date. The final level of the RTY Index will be based on the index closing value of RTY Index on the determination date, subject to adjustment for non-index business days and certain market disruption events, and the final level of the EFA Shares will be based on the closing price of one EFA Share on the determination date, subject to adjustment for non-trading days and certain market disruption events. Even if both underlyings appreciate prior to the determination date but then drop by the determination date, the payment at maturity may be less, and may be significantly less, than it would have been had the payment at maturity been linked to the levels of the underlyings prior to such drop. Although the actual levels of the underlyings on the stated maturity date or at other times during the term of the securities may be higher than their respective final levels, the payment at maturity will be based solely on the index closing value of the RTY Index and the closing price of the EFA Shares on the determination date.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire one year and four month term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary

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market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this preliminary pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Adjustments to the RTY Index could adversely affect the value of the security. The publisher of the RTY Index may add, delete or substitute the stocks constituting the RTY Index or make other methodological changes that could change the value of the RTY Index. The publisher of the RTY Index may discontinue or suspend calculation or publication of the RTY Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor index, the payment at maturity on the security will be an amount based on the closing prices at maturity of the securities composing the RTY Index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the RTY Index last in effect prior to discontinuance of the RTY Index.

▪	Adjustments to the EFA Shares or the index tracked by the EFA Shares could adversely affect the value of the security. The investment adviser to iShares® MSCI EAFE ETF, BlackRock Fund Advisors (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the EAFE Index. Pursuant to its investment strategies or otherwise, the Investment Adviser may add, delete or substitute the stocks composing iShares® MSCI EAFE ETF. Any of these actions could adversely affect the price of the EFA Shares and, consequently, the value of the securities. MSCI Inc. (“MSCI”) is responsible for calculating and maintaining the EAFE Index.

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MSCI may add, delete or substitute the stocks constituting the EAFE Index or make other methodological changes that could change the level of the the EAFE Index. MSCI may discontinue or suspend calculation or publication of the EAFE Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued EAFE Index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the EFA Shares and, consequently, the value of the securities.

▪	The EFA Shares and the EAFE Index are different. The performance of the EFA Shares may not exactly replicate the performance of the EAFE Index because the EFA Shares will reflect transaction costs and fees that are not included in the calculation of the EAFE Index . It is also possible that the EFA Shares may not fully replicate or may in certain circumstances diverge significantly from the performance of the EAFE Index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments holdings, differences in trading hours between the EFA Shares and the EAFE Index or due to other circumstances.

▪	The EFA Shares generally invests at least 90% of its assets in securities of the MSCI Emerging Markets IndexSM and in depositary receipts representing securities of such index. The EFA Shares may invest the remainder of its assets in securities not included in the EAFE Index but which the Investment Adviser believes will help the EFA Shares track the EAFE Index, and in futures contracts, options on futures contracts, options and swaps as well as cash and cash equivalents, including shares of money market funds advised by the Investment Adviser.

▪	Hedging and trading activity by our subsidiaries could potentially affect the value of the securities. One or more of our subsidiaries and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the securities (and to other instruments linked to the underlyings and the EAFE Index), including taking positions in the EFA Shares and the stocks constituting the RTY Index or the EAFE Index, and in futures and/or options contracts on the underlyings or the component stocks of the EAFE Index listed on major securities markets. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the determination date approaches. Some of our subsidiaries also trade the underlyings and other financial instruments related to the underlyings and the EAFE Index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to December 16, 2015 could have increased the initial level of either of the underlyings, and, therefore, could have increased the price at or above which such underlyings must close on the determination date so that you do not suffer a loss on your investment at maturity (depending also on the performance of the other underlying). Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of either of the underlyings on the determination date, and, accordingly, the payout to you at maturity, if any (depending also on the performance of the other underlyings).

▪	The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities. As calculation agent, MS & Co. has determined the initial levels, and will determine the final levels, the payment at maturity, if any, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor index, calculation of the index closing value of the RTY Index or the closing share price of the EFA Shares, as applicable, in the event of a market disruption event, or discontinuance of the RTY Index or the EAFE Index or any adjustment to the adjustment factor. These potentially subjective determinations may affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Additional Information About the Securities—Additional Provisions—Calculation agent,” “—Closing price,” “—Closing value,” “—Market disruption event,” “—Postponement of the determination date,” “—Discontinuance of the EFA Shares and/or the EAFE Index; alteration of method of calculation,” “—Discontinuance of the RTY Index; Alteration of Method of Calculation,” “—Alternate exchange calculation in case of an event of default” and “—Antidilution adjustments” below. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Provisions—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax

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purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. Non-U.S. Holders should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders (as defined below) should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by Russell Investments, and measures the composite price performance of stocks of 2,000 companies (the “Russell 2000 Component Stocks”) incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market.

Information as of market close on December 16, 2015:

Bloomberg Ticker Symbol:	RTY
Current Index Value:	1,148.974
52 Weeks Ago:	1,139.376
52 Week High (on 6/23/2015):	1,295.799
52 Week Low (on 9/29/2015):	1,083.907

The following graph sets forth the daily closing values of the RTY Index for the period from January 1, 2005 through December 16, 2015. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the RTY Index for each quarter for the period from January 1, 2010 through December 16, 2015. The closing value of the RTY Index on December 16, 2015 was 1,148.974. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The RTY Index has at times experienced periods of high volatility, and you should not take the historical values of the RTY Index as an indication of its future performance. No assurance can be given as to the level of the RTY Index on any observation date, including the final observation date.

Russell 2000® Index	High	Low	Period End
2010
First Quarter	690.30	586.49	678.64
Second Quarter	741.92	609.49	609.49
Third Quarter	677.64	590.03	676.14
Fourth Quarter	792.35	669.45	783.65
2011
First Quarter	843.55	773.18	843.55
Second Quarter	865.29	777.20	827.43
Third Quarter	858.11	643.42	644.16
Fourth Quarter	765.43	609.49	740.92
2012
First Quarter	846.13	747.28	830.30
Second Quarter	840.63	737.24	798.49
Third Quarter	864.70	767.75	837.45
Fourth Quarter	852.49	769.48	849.35
2013
First Quarter	953.07	872.60	951.54
Second Quarter	999.99	901.51	977.48
Third Quarter	1,078.41	989.47	1,073.79
Fourth Quarter	1,163.64	1,043.46	1,163.64
2014
First Quarter	1,208.651	1,093.594	1,173.038
Second Quarter	1,192.960	1,095.986	1,192.960
Third Quarter	1,208.150	1,101.676	1,101.676
Fourth Quarter	1,219.109	1,049.303	1,204.696
2015
First Quarter	1,266.373	1,154.709	1,252.772
Second Quarter	1,295.799	1,215.417	1,253.947
Third Quarter	1,273.328	1,083.907	1,100.688
Fourth Quarter (through December 16, 2015)	1,204.159	1,097.552	1,148.974

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Russell 2000® Index Daily Index Closing Values January 1, 2010 to December 16, 2015

License Agreement between Russell Investments and Morgan Stanley

The “Russell 2000® Index” is a trademark of Russell Investments and has been licensed for use by Morgan Stanley. For more information, see “Russell 2000® Index—License Agreement between Russell Investments and Morgan Stanley” in the accompanying index supplement.

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iShares® MSCI EAFE ETF Overview

The iShares® MSCI EAFE ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE IndexSM. The iShares® MSCI EAFE ETF is managed by iShares Trust (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI EAFE ETF. Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

Information as of market close on December 16, 2015:

Ticker Symbol:	EFA UP
Current Stock Price:	$59.73
52 Weeks Ago:	$60.40
52 Week High (on 5/21/2015):	$68.42
52 Week Low (on 9/29/2015):	$56.25

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the EFA Shares for each quarter from January 1, 2010 through December 16, 2015. The closing price of the EFA Shares on December 16, 2015 was $59.73. The following graph shows the closing prices of the EFA Shares for each day from January 1, 2010 through December 16, 2015. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the EFA Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the EFA Shares on the determination date.

iShares® MSCI EAFE ETF (CUSIP 464287465)	High ($)	Low ($)	Period End ($)
2010
First Quarter	57.96	50.45	56.00
Second Quarter	58.03	46.29	46.51
Third Quarter	55.42	47.09	54.92
Fourth Quarter	59.46	54.25	58.23
2011
First Quarter	61.91	55.31	60.09
Second Quarter	63.87	57.10	60.14
Third Quarter	60.80	46.66	47.75
Fourth Quarter	55.57	46.45	49.53
2012
First Quarter	55.80	49.15	54.90
Second Quarter	55.51	46.55	49.96
Third Quarter	55.15	47.62	53.00
Fourth Quarter	56.88	51.96	56.82
2013
First Quarter	59.89	56.90	58.98
Second Quarter	63.53	57.03	57.38
Third Quarter	65.05	57.55	63.79
Fourth Quarter	67.06	62.71	67.06
2014
First Quarter	68.03	62.31	67.17
Second Quarter	70.67	66.26	68.37
Third Quarter	69.25	64.12	64.12
Fourth Quarter	64.51	59.53	60.84
2015
First Quarter	65.99	58.48	64.17
Second Quarter	68.42	63.49	63.49
Third Quarter	65.46	56.25	57.32

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iShares® MSCI EAFE ETF (CUSIP 464287465)	High ($)	Low ($)	Period End ($)
Fourth Quarter (through December 16, 2015)	62.06	57.50	59.73

Shares of the iShares® MSCI EAFE ETF Daily Closing Prices January 1, 2010 to December 16, 2015

This document relates only to the securities offered hereby and does not relate to the EFA Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the EFA Shares (and therefore the price of the EFA Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received at maturity with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the EFA Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the EFA Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment in the EFA Shares.

“iShares®” is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold, or promoted by BTC. BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The MSCI EAFE IndexSM. The MSCI EAFE IndexSM is a stock index calculated, published and disseminated daily by MSCI Inc. (“MSCI”). The index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the United States and Canada, and it consists of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy,

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Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. For additional information about the MSCI EAFE IndexSM, see the information set forth under “MSCI EAFE IndexSM” and “MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

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Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this preliminary pricing supplement.

Additional Provisions:
Day count convention:	30/360
EAFE Index:	The MSCI EAFE IndexSM
RTY Index and EFA Share publishers:	With respect to the RTY Index, Russell Investments With respect to the EFA Shares, MSCI Inc.
Denominations:	$1,000 per security and integral multiples thereof
Interest period:	Monthly
Book entry security or certificated security:	Book entry. The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the depositary and will be registered in the name of a nominee of the depositary. The depositary’s nominee will be the only registered holder of the securities. Your beneficial interest in the securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the depositary. In this preliminary pricing supplement, all references to payments or notices to you will mean payments or notices to the depositary, as the registered holder of the securities, for distribution to participants in accordance with the depositary’s procedures. For more information regarding the depositary and book entry notes, please read “The Depositary” in the accompanying prospectus supplement and “Forms of Securities—Global Securities—Registered Global Securities” in the accompanying prospectus.
Senior security or subordinated security:	Senior
Specified currency:	U.S. dollars
Record date:	One business day prior to the related scheduled coupon payment date; provided that the monthly coupon payable at maturity will be payable to the person to whom the payment at maturity will be payable.
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to initial investors in the securities who:

•     purchase the securities at their “issue price,” which will equal the first price at which a substantial amount of the securities is sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•     hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•     certain financial institutions;

•     insurance companies;

•     certain dealers and traders in securities or commodities;

•     investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•     U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•     partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•     regulated investment companies;

•     real estate investment trusts; or

•     tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical

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and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•     a citizen or individual resident of the United States;

•     a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•     an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

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Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected.  Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•     an individual who is classified as a nonresident alien;

•     a foreign corporation; or

•     a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•     a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

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•     certain former citizens or residents of the United States; or

•     a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied.  An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”).  Withholding (if applicable) applies to payments of U.S.-source FDAP income and, for dispositions after December 31, 2018, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon, a New York banking corporation (as successor Trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank))
Calculation agent:

The calculation agent for the securities will be MS & Co. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for

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all purposes and binding on you, the trustee and us.

All calculations with respect to the monthly coupon and payment at maturity will be made by the calculation agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per stated principal amount, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of the securities will be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will receive on each coupon payment date and at maturity or whether a market disruption event has occurred. See “Antidilution adjustments,” “Market disruption event” “Discontinuance of the RTY Index; Alteration of Method of Calculation” and “Discontinuance of the EFA Shares and/or the EAFE Index; alteration of method of calculation” below. MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Index business day:	With respect to the RTY Index, index business day means a day, as determined by the calculation agent, on which trading is generally conducted on each relevant exchange for the RTY Index, other than a day on which trading on such relevant exchange is scheduled to close prior to the time of the posting of its regular final weekday closing price.
Trading day:	With respect to the EFA Shares, a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, The NASDAQ Stock Market LLC (the “NASDAQ”), the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.
Closing price:

Subject to the provisions set out under “Discontinuance of the EFA Shares and/or the EAFE Index; alteration of method of calculation” below, the closing price for one share of the EFA Shares (or one unit of any other security for which a closing price must be determined) on any trading day means:

(i)   if the EFA Shares (or any such other security) are listed on a national securities exchange (other than the NASDAQ), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the EFA Shares (or any such other security) are listed,

(ii)   if the EFA Shares (or any such other security) are securities of the NASDAQ, the official closing price of the EFA Shares published by the NASDAQ on such day, or

(iii)  if the EFA Shares (or any such other security) are not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day for the EFA Shares.

If the EFA Shares (or any such other security) are listed on any national securities exchange but the last reported sale price or the official closing price published by such exchange, or by the NASDAQ, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of the EFA Shares (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the NASDAQ or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to the EFA Shares (or any such other security) or the last reported sale price or the official closing price published by the NASDAQ, as applicable, for the EFA Shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for the EFA Shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, such closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term “OTC Bulletin Board Service” will include any successor service thereto.

Index Closing Value	With respect to the RTY Index, the index closing value on any index business day will be determined by the calculation agent and will equal the closing value of the RTY Index, or any successor index (as defined under “Discontinuance of the RTY Index; Alteration of Method of Calculation” below), reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index

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business day. In certain circumstances, the index closing value for the RTY Index will be based on the alternate calculation of the RTY Index described under “Discontinuance of the RTY Index; Alteration of Method of Calculation.
Market disruption event:

Market disruption event means, with respect to the RTY Index,

(i)   the occurrence or existence of any of:

(a)  a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of the RTY Index (or the successor index) on the relevant exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange; or

(b)  a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the value of the RTY Index (or the successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

(c)  the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange-traded funds related to the RTY Index (or the successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii)   a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities based on the securities.

For the purpose of determining whether a market disruption event exists at any time with respect to the RTY Index, if trading in a security included in the RTY Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the RTY Index will be based on a comparison of (x) the portion of the value of the RTY Index attributable to that security relative to (y) the overall value of the RTY Index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred with respect to the RTY Index: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on the RTY Index by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds, or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to the RTY Index and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange-traded funds related to the RTY Index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Market disruption event means, with respect to the EFA Shares,

(i)  the occurrence or existence of any of:

(a)  a suspension, absence or material limitation of trading of the EFA Shares on the primary market for the EFA Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the EFA Shares as a result of which the reported trading prices for the EFA Shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the EFA Shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; or

(b)  a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the EAFE Index for the EFA Shares on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), in each case as determined by the calculation agent in its sole discretion; or

(c)  the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the EAFE Index or the underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal

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trading session on such market,

in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clauses (a), (b) or (c) above materially interfered with the issuer’s ability or the ability of any of the issuer’s affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the the EAFE Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the EAFE Index will be based on a comparison of (x) the portion of the level of the EAFE Index attributable to that security relative to (y) the overall level of the EAFE Index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred with respect to any underlying shares: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in any underlying shares or in the futures or options contract related to the EAFE Index or the EFA Shares will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the EAFE Index or the EFA Shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the EAFE Index or the EFA Shares and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the EAFE Index or the EFA Shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances. Regarding any permanent discontinuance of trading in the EFA Shares, see “Discontinuance of the EFA Shares and/or the EAFE Index; alteration of method of calculation” below.

Relevant exchange:	With respect to, the RTY Index or its successor index, the EAFE Index or its successor index, the primary exchange(s) or market(s) of trading for any security (or any combination thereof) then included such index and any futures or options contracts related to such index or to any security then included in such index.
Postponement of the determination date:

The determination date is subject to postponement due to non-index business days, non-trading days or certain market disruption events, as described in the following paragraph.

If a market disruption event with respect to either underlying occurs on any scheduled determination date, or if any such determination date is not an index business day with respect to the RTY Index or a trading day with respect to the EFA Shares, the index closing value or the closing price, as applicable, solely for such underlying for such date will be determined on the immediately succeeding index business day or trading day, as applicable, on which no market disruption event will have occurred with respect to such affected underlying; provided that the final level for either underlying will not be determined on a date later than the fifth scheduled index business day or trading day, as applicable, after the scheduled determination date and if such date is not an index business day or trading day, as applicable, or if there is a market disruption event on such date, the calculation agent will (i) if the affected underlying is the RTY Index, determine the index closing value of the RTY Index on such date in accordance with the formula for calculating the RTY Index last in effect prior to the commencement of the market disruption event (or prior to the non-index business day), without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension, limitation or non-index business day) on such date of each security most recently constituting the RTY Index and (ii) if the affected underlying is the EFA Shares, determine the closing price of the EFA Shares on fifth trading day based on the mean, as determined by the calculation agent, of the bid prices for the EFA Shares for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of Morgan Stanley & Co. LLC and its successors (“MS & Co.”) or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Postponement of coupon payment dates and maturity date:	If any scheduled coupon payment date is not a business day, that monthly coupon will be paid on the next succeeding business day; provided that the final monthly coupon will be paid on the maturity date; provided further that if, due to a market disruption event or otherwise, the determination date with respect to either of the underlyings is postponed so that it falls less than two business days prior to the maturity date, the maturity date will be postponed to the second business day following the determination date as postponed, by which date the closing price or index closing value, as applicable, of each of the underlyings has been determined. In any of these cases, no adjustment will be made to the monthly coupon payment made on that postponed

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date.
Discontinuance of the EFA Shares and/or the EAFE Index; alteration of method of calculation:

If trading in the EFA Shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or iShares® MSCI EAFE ETF is liquidated or otherwise terminated (a “discontinuance or liquidation event”), the closing price of the EFA Shares on any trading day following the discontinuance or liquidation event will be determined by the calculation agent and will be deemed to equal the product of (i) the closing value of the EAFE Index for the EFA Shares (or any successor index, as described below) on such date (taking into account any material changes in the method of calculating the EAFE Index following such discontinuance or liquidation event) and (ii) a fraction, the numerator of which is the closing price of the EFA Shares and the denominator of which is the closing value of the EAFE Index (or any successor index, as described below), each determined as of the last day prior to the occurrence of the discontinuance or liquidation event on which a closing price was available.

If, subsequent to a discontinuance or liquidation event, the EAFE Index publisher discontinues publication of the EAFE Index and the EAFE Index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued the EAFE Index (such index being referred to herein as a “successor index”), then any subsequent closing price for the EFA Shares on any trading day following a discontinuance or liquidation event will be determined by reference to the published value of such successor index at the regular weekday close of trading on such trading day.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If, subsequent to a discontinuance or liquidation event, the EAFE Index publisher discontinues publication of the EAFE Index prior to, and such discontinuance is continuing on, the determination date or the date of acceleration, and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the closing price for the EFA Shares for such date. Such closing price will be computed by the calculation agent in accordance with the formula for and method of calculating such the EAFE Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing the EAFE Index without any rebalancing or substitution of such securities following such discontinuance.

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the securities will have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

•     the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•     the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the securities is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due

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and ending on the third business day after that day, unless:

•     no quotation of the kind referred to above is obtained, or

•     every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the determination date, then the Acceleration Amount will equal the principal amount of the securities.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•     A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•     P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Antidilution adjustments:

If the EFA Shares are subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor for the EFA Shares will be adjusted by the calculation agent to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one share of the EFA Shares.

No adjustment to an adjustment factor pursuant to the paragraph above will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect. Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to any adjustment factor or method of calculating an adjustment factor and of any related determinations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Discontinuance of the RTY Index; Alteration of Method of Calculation:

If the RTY Index publisher discontinues publication of the the RTY Index and the RTY Index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to such discontinued RTY Index (such index being referred to herein as the “Successor Index”), then any subsequent index closing value for such affected RTY Index will be determined by reference to the published value of such successor index at the regular weekday close of trading on any index business day that such index closing value is to be determined, and to the extent the index closing value of the successor index differs from the index closing value of the RTY index at the time of such substitution, proporationate adjustments will be made by the calculation agent to the initial level.

Upon any selection by the calculation agent of the successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to the issuer and to the depositary, as holder of the securities, within three business days of such selection.

If the RTY Index publisher discontinues publication of the the RTY Index or the successor index prior to, and such discontinuance is continuing on, the determination date or the date of acceleration and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the index closing value of the RTY Index for each such determination date or date of acceleration. The index closing value of the RTY Index or the successor index will be computed by the calculation agent in accordance with the formula for and method of calculating such index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such determination date or date of acceleration of each security most recently constituting the such index without any rebalancing or substitution of such securities following such discontinuance.

If at any time, the method of calculating the RTY Index or the Successor Index, or the value thereof, is changed in a material respect, or if the RTY Index or the successor index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the value of such index had such

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changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the index closing value of the RTY Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of a stock index comparable to the RTY Index or the successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the final level of the RTY Index with reference to the RTY Index or the successor index, as adjusted. Accordingly, if the method of calculating the RTY Index or the successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the calculation agent will adjust such index in order to arrive at a value of the RTY Index or the successor index as if it had not been modified (e.g., as if such split had not occurred).
Use of proceeds and hedging:

The proceeds we receive from the sale of the securities will be used for general corporate purposes. We will receive, in aggregate, $1,000 per security issued The costs of the securities borne by you and described beginning on page 3 above comprise the cost of issuing, structuring and hedging the securities.

On or prior to December 16, 2015, we hedged our anticipated exposure in connection with the securities by entering into hedging transactions with our subsidiaries and/or third party dealers. We expect our hedging counterparties to have taken positions in the EFA Shares, in stocks constituting the RTY Index or the EAFE Index, and in futures and/or options contracts on the EFA Shares, the RTY Index, the EAFE Index or their component stocks listed on major securities markets. Such purchase activities could have increased the initial level of any of the underlyings, and, therefore, could have increased the price at or above which such underlyings must close on the determination date so that you do not suffer a loss on your investment at maturity (depending also on the performance of the other underlyings). In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the securities, including on the determination date, by purchasing and selling the EFA Shares, in the stocks constituting the RTY Index or EAFE Index, in futures or options contracts on the EFA Shares, the RTY Index, the EAFE Index or their component stocks of the EAFE Index listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the determination date approaches. We cannot give any assurance that our hedging activities will not affect the prices of the underlyings, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less,

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than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)    the purchaser or holder or its fiduciary has made and will make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and will not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective

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subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. will act as the agent for this offering and will not receive any sales commissions for such sales.

MS & Co. is our wholly-owned subsidiary and it and other subsidiaries of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Overview” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities, for its own account. The agent must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, the securities or the securities underlying the EAFE Index in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. The agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the agent has entered into a hedging transaction with us in connection with this offering of securities. See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” above.

Selling restrictions:

General

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the securities or possession or distribution of this preliminary pricing supplement or the accompanying prospectus supplement, index supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this preliminary pricing supplement or the accompanying prospectus supplement, index supplement or prospectus or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the agent or any dealer.

The agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this preliminary pricing supplement and the accompanying prospectus supplement, index supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We will not have responsibility for the agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

In addition to the selling restrictions set forth in “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement, the following selling restrictions also apply the securities:

Brazil

The securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission). The securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the securities or distribution of this preliminary pricing supplement or the accompanying prospectus supplement, index supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any

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applicable Chilean laws and regulations.

Mexico

The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This preliminary pricing supplement, the accompanying prospectus supplement, the accompanying index supplement and the accompanying prospectus may not be publicly distributed in Mexico.

Where you can find more information:

Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by the prospectus supplement and index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement, the index supplement and any other documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the prospectus supplement and the index supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Prospectus Supplement dated November 19, 2014

Index Supplement dated November 19, 2014

Prospectus dated November 19, 2014

Terms used but not defined in this preliminary pricing supplement are defined in the prospectus supplement, in the index supplement or in the prospectus. As used in this preliminary pricing supplement, the “Company,” “we,” “us” and “our” refer to Morgan Stanley.

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